Exhibit 99.1

Financial Statements and Report of Independent Certified Public Accountants

ZyStor Therapeutics, Inc. (A Development Stage Company)

December 31, 2009 and 2008

Report of Independent Certified Public Accountants

Board of Directors

ZyStor Therapeutics, Inc.

We have audited the accompanying balance sheets of ZyStor Therapeutics, Inc. (a Delaware corporation, a development stage company) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2009 and 2008, and the cumulative totals for the development stage of operations for the period from September 22, 2004 (date of inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ZyStor Therapeutics, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008, and the cumulative totals for the development stage of operations for the period from September 22, 2004 (date of inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note L to the financial statements, the Company has restated its previously issued financial statements to correct an error resulting in an overstatement of the previously reported revenue for the year ended December 31, 2007.

/s/ Grant Thornton LLP

Madison, Wisconsin

June 29, 2010

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ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

BALANCE SHEETS

December 31,

	2009	2008
		(as restated)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$115,801	$3,344,341
Interest receivable	—	4,994
Interest receivable on stockholder notes	8,527	15,342
Other current assets	34,304	15,617

Total current assets	158,632	3,380,294

PROPERTY AND EQUIPMENT - AT COST
Laboratory equipment	196,411	196,411
Computer hardware and software	30,041	30,041
Furniture and fixtures	12,095	12,095
Telephone system	8,243	8,243

Total property and equipment, at cost	246,790	246,790
Less accumulated depreciation	176,395	132,434

Total property and equipment, net	70,395	114,356

OTHER ASSETS
Deposits	7,005	7,005

	$236,032	$3,501,655

The accompanying notes are an integral part of these statements.

	2009	2008
		(as restated)
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,740,436	$2,193,014
Accrued expenses	654,429	391,006
Current maturities of long-term obligation	6,708	23,600
Subordinated notes payable	4,613,882	—

Total current liabilities	7,015,455	2,607,620

LONG-TERM OBLIGATION, less current maturities	—	6,639

SUBORDINATED NOTES PAYABLE	—	2,004,000

Total liabilities	7,015,455	4,618,259

COMMITMENTS	—	—

STOCKHOLDERS’ DEFICIT
Common stock - authorized, 50,347,399 shares of $.001 par value; 3,900,878 and 3,855,878 shares issued and outstanding at December 31, 2009 and 2008, respectively	3,901	3,856
Series A preferred stock - authorized, issued and outstanding, 9,762,263 shares at $.001 par value	9,762	9,762
Series B preferred stock - authorized, 33,034,824 shares of $.001 par value; 26,784,824 shares issued and outstanding	26,785	26,785
Notes receivable from stockholders	(155,040)	(193,800)
Additional paid-in capital	21,654,869	21,650,164

	21,540,277	21,496,767
Deficit accumulated during the development stage	(28,319,700)	(22,613,371)

Total stockholders’ deficit	(6,779,423)	(1,116,604)

	$236,032	$3,501,655

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

Years ended December 31, 2009 and 2008, and the cumulative

totals for development stage of operations for the period from

September 22, 2004 (date of inception) through December 31, 2009

	2009	2008	Cumulative development stage period from September 22, 2004 through December 31, 2009 (as restated)
Operating expenses
General and administrative	$1,084,490	$787,839	$4,259,335
Research and development	4,421,922	7,006,712	19,477,989
Write-off of purchased in-process research and development	—	—	4,535,706

Operating loss	(5,506,412)	(7,794,551)	(28,273,030)

Other income (expense)
Interest income	16,039	189,863	472,396
Interest expense	(263,256)	(170,026)	(540,508)
Other income	—	—	21,442

	(247,217)	19,837	(46,670)

Net loss before taxes	(5,753,629)	(7,774,714)	(28,319,700)

Income tax expense (benefit)	(47,300)	47,300	—

NET LOSS	$(5,706,329)	$(7,822,014)	$(28,319,700)

The accompanying notes are an integral part of these statements.

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

Years ended December 31, 2009 and 2008, and the cumulative totals for development stage of operations for the period from

September 22, 2004 (date of inception) through December 31, 2009

	Common stock		Series A preferred stock
	Number of shares	Amount	Number of shares	Amount
Balances at September 22, 2004	—	$—	—	$—
Issuance of stock for cash	—	—	—	—
Issuance of stock for Symbiontics, Inc.’s assets and liabilities and issuance of related stock warrant and option	—	—	9,762,263	9,762
Conversion of assumed liabilities to stock	—	—	—	—
Net loss	—	—	—	—

Balances at December 31, 2004	—	—	9,762,263	9,762
Issuance of stock for cash	—	—	—	—
Stock options exercised	200,000	200	—	—
Net loss	—	—	—	—

Balances at December 31, 2005	200,000	200	9,762,263	9,762
Issuance of stock for cash	—	—	—	—
Net loss	—	—	—	—

Balances at December 31, 2006	200,000	200	9,762,263	9,762
Stock options exercised	1,938,000	1,938	—	—
Non-exercise of third party purchase option	—	—	—	—
Net loss	—	—	—	—

Balances at December 31, 2007 (as restated)	2,138,000	2,138	9,762,263	9,762

The accompanying notes are an integral part of these statements.

		Notes receivable from stockholders	Additional paid-in capital	Deficit accumulated during the development stage	Total
Series B preferred stock
Number of shares	Amount
—	$—	$—	$—	$—	$—
10,546,875	10,547	—	3,364,453	—	3,375,000
—	—	—	2,380,499	—	2,390,261
5,691,072	5,691	—	1,815,452	—	1,821,143
—	—	—	—	(4,887,212)	(4,887,212)

16,237,947	16,238	—	7,560,404	(4,887,212)	2,699,192
5,273,438	5,273	—	1,682,227	—	1,687,500
—	—	—	19,800	—	20,000
—	—	—	—	(2,077,351)	(2,077,351)

21,511,385	21,511	—	9,262,431	(6,964,563)	2,329,341
5,273,439	5,274	—	1,682,226	—	1,687,500
—	—	—	—	(2,844,580)	(2,844,580)

26,784,824	26,785	—	10,944,657	(9,809,143)	1,172,261
—	—	(193,800)	191,862	—	—
—	—	—	10,000,000	—	10,000,000
—	—	—	—	(4,982,214)	(4,982,214)

26,784,824	26,785	(193,800)	21,136,519	(14,791,357)	6,190,047

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) - CONTINUED

Years ended December 31, 2009 and 2008, and the cumulative totals for development stage of operations for the period from

September 22, 2004 (date of inception) through December 31, 2009

	Common stock		Series A preferred stock
	Number of shares	Amount	Number of shares	Amount
Balances at December 31, 2007 (as restated)	2,138,000	$2,138	9,762,263	$9,762
Warrant exercised	1,717,878	1,718	—	—
Net loss	—	—	—	—

Balances at December 31, 2008 (as restated)	3,855,878	3,856	9,762,263	9,762
Stock options exercised	45,000	45	—	—
Note payments received	—	—	—	—
Net loss	—	—	—	—

Balances at December 31, 2009	3,900,878	$3,901	9,762,263	$9,762

The accompanying notes are an integral part of these statements.

		Notes receivable from stockholders	Additional paid-in capital	Deficit accumulated during the development stage	Total
Series B preferred stock
Number of shares	Amount
26,784,824	$26,785	$(193,800)	$21,136,519	$(14,791,357)	$6,190,047
—	—	—	513,645	—	515,363
—	—	—	—	(7,822,014)	(7,822,014)

26,784,824	26,785	(193,800)	21,650,164	(22,613,371)	(1,116,604)
—	—	—	4,705	—	4,750
—	—	38,760	—	—	38,760
—	—	—	—	(5,706,329)	(5,706,329)

26,784,824	$26,785	$(155,040)	$21,654,869	$(28,319,700)	$(6,779,423)

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Years ended December 31, 2009 and 2008, and the cumulative totals for development stage of operations for the period from

September 22, 2004 (date of inception) through December 31, 2009

	2009	2008	Cumulative development stage period from September 22, 2004 through December 31, 2009 (as restated)
Cash flows from operating activities
Net loss	$(5,706,329)	$(7,822,014)	$(28,319,700)
Adjustments to reconcile net loss to net cash used in operating activities
Write-off of purchased in-process research and development	—	—	4,535,706
Depreciation	43,961	44,354	176,395
Changes in operating assets and liabilities, net of effects of acquisition:
Interest receivable	11,809	27,296	(8,527)
Other current assets	(18,687)	910	(34,304)
Deposits	—	(499)	(1,293)
Accounts payable	(452,578)	1,913,943	1,653,188
Accrued expenses	263,423	71,211	654,429
Deferred compensation	—	—	(100,898)

Net cash used in operating activities	(5,858,401)	(5,764,799)	(21,445,004)

Cash flows from investing activities
Purchases of property and equipment	—	(17,214)	(215,275)

Cash flows from financing activities
Proceeds from subordinated notes payable	2,609,882	—	4,613,882
Proceeds from long-term obligation	—	—	100,000
Payments on long-term obligation	(23,531)	(22,592)	(93,292)
Proceeds from issuance of common stock	4,750	515,363	540,113
Proceeds from issuance of preferred stock	—	—	6,750,000
Preferred stock issuance costs paid	—	—	(173,383)
Non-exercise of third party purchase option	—	—	10,000,000
Payments received on stockholder notes	38,760	—	38,760

Net cash provided by financing activities	2,629,861	492,771	21,776,080

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,228,540)	(5,289,242)	115,801

Cash and cash equivalents at beginning of period	3,344,341	8,633,583	—

Cash and cash equivalents at end of period	$115,801	$3,344,341	$115,801

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended December 31, 2009 and 2008, and the cumulative totals for development stage of operations for the period from

September 22, 2004 (date of inception) through December 31, 2009

	2009	2008	Cumulative development stage period from September 22, 2004 through December 31, 2009 (as restated)
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$793	$1,732	$10,085

Cash paid during the year for income taxes	$—	$47,300	$47,300

Supplemental disclosure of non-cash investing and financing activities:
During 2004, the Company acquired the assets and liabilities of Symbiontics, Inc., resulting in the following non-cash effects:
Property and equipment	$—	$—	$31,515
Deposits	—	—	5,712
Purchased in-process research and development	—	—	4,535,706
Accounts payable	—	—	63,568
Deferred compensation	—	—	150,898
Convertible notes payable	—	—	1,771,143
Preferred stock	—	—	9,762
Additional paid-in capital	—	—	2,577,562

Subsequent to the acquisition in 2004, deferred compensation of $50,000 was converted into 156,250 shares of Series B preferred stock and convertible notes payable of $1,771,143 were converted into 5,534,822 shares of Series B preferred stock, resulting in an increase to Series B preferred stock of $5,691 and additional paid-in capital of $1,815,452. Legal costs of $23,680 incurred in connection with the issuance of stock and the acquisition were included in accounts payable at December 31, 2004.

During 2007, notes receivable from stockholders of $193,800 were issued when stock options were exercised, resulting in an increase to common stock of $1,938 and additional paid-in capital of $191,862.

The accompanying notes are an integral part of these statements.

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ZyStor Therapeutics, Inc. (the Company) was incorporated in Delaware on September 22, 2004. The Company’s purpose is to develop innovative therapeutics for the treatment of rare genetic disorders known as Lysosomal Storage Diseases. Developed technologies will be marketed through licensing agreements and product sales with various companies throughout the world.

A summary of the Company’s significant accounting policies applied in the preparation of the accompanying financial statements follows.

1.	Development Stage Company

Since incorporation on September 22, 2004, the Company has been primarily involved in research and development activities. Because the Company has no products approved for marketing and, therefore, has no source of revenue from its planned principal operations, it is considered to be in the development stage and the accompanying financial statements represent those of a development stage company.

2.	Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

4.	Property and Equipment

Depreciation and amortization of property and equipment are provided using the straight-line method in amounts sufficient to relate the cost of the related assets to operations over their estimated service lives of three to five years.

Expenditures for additions and improvements are capitalized, while replacements, maintenance and repairs which do not improve the useful lives of the assets, are expensed as incurred.

5.	Research and Development Costs

Research and development costs are expensed in the period incurred.

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

6.	Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts and for net operating loss carryovers at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Effective January 1, 2009, the Company adopted the new accounting and financial reporting standards for uncertain tax positions. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied the uncertain tax position guidance to all tax positions for which the statute of limitations remained open. The adoption of the uncertain tax position guidance did not have a material effect on the financial statements. As of December 31, 2009, management concluded that there are no material uncertain tax positions that require recognition in the financial statements.

The Company is subject to income taxes in the U.S. federal jurisdiction and in the state of Wisconsin. Due to the Company being in a net operating loss carryforward position, all tax years since incorporation in 2004 are open under the statute of limitations.

The Company recognizes, if any, interest accrued related to unrecognized tax benefits in interest expense and recognizes penalties in operating expenses for all periods presented.

7.	Stock-Based Compensation

In accordance with generally accepted accounting principles, the Company recognizes expense related to the fair value of its stock-based compensation awards over the service period (generally the vesting period) of the grant. The calculated fair value of the Company’s stock options was not significant to the financial statements in 2009 and 2008.

8.	Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform to the 2009 presentation.

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE B - ACQUISITION

On September 22, 2004, the Company acquired substantially all of the assets of Symbiontics, Inc. (Symbiontics) in exchange for 9,762,263 shares of Series A preferred stock, a stock option for 2,556,034 shares of common stock (see note I), a warrant to purchase 1,717,878 shares of common stock and the assumption of Symbiontics’ liabilities of $1,985,609, including convertible notes payable of $1,771,143. Subsequently, some of the liabilities assumed were converted to Series B preferred stock (see note D). The warrant for 1,717,878 shares of common stock had an exercise price of $.30 per share. The value ascribed to the warrant at the time of issuance was $23,019, as determined by the Black-Scholes option pricing model, assuming a four-year contractual life of the warrant, a 3.43% discount rate, no dividend yield and a 50% volatility factor. In August 2008, the warrant was exercised to purchase 1,717,878 shares of common stock, resulting in cash proceeds of $515,363.

Each share of Series A preferred stock is convertible into one share of common stock at a conversion price of $.30 per share, subject to certain adjustments, including antidilution. The holder of Series A preferred stock is entitled to receive, in preference to holders of common stock, an amount equal to $.2166396 per Series A share as adjusted for any stock dividends, combinations or splits with respect to Series A preferred stock plus any unpaid dividends on the Series A preferred stock. The Series A preferred stockholder is also entitled to receive 8% cumulative dividends based on a stated value of $.183654 per Series A share, compounded annually. Accumulated dividends in arrears on the Series A preferred stock were approximately $899,000 and $700,000 at December 31, 2009 and 2008, respectively.

The tangible net assets of Symbiontics, recorded by the Company at fair market value, amounted to $37,227 as of September 22, 2004. The difference of $4,535,706 between the fair market value of Symbiontics’ tangible net assets and the value of the Company’s preferred stock, common stock option and common stock warrant issued to Symbiontics was recognized as purchased in-process research and development expense in 2004.

In conjunction with the asset purchase agreement, the Company entered into a research services agreement with Symbiontics. Under the research services agreement, Symbiontics conducted certain research activities for the Company. The Company reimbursed Symbiontics a total of $19,513 and $6,612 for these research activities for the years ended December 31, 2009 and 2008, respectively. The cumulative reimbursed total for research activities during the development stage of operations from September 22, 2004 through December 31, 2009 is $599,980.

NOTE C - PURCHASE OPTION AGREEMENT

During 2007, the Company and certain of its stockholders granted an unrelated third party an exclusive option to purchase the Company for an agreed-upon amount and the Company received a non-refundable option payment of $10,000,000, which was recorded as additional paid-in capital. The option was exercisable any time before September 30, 2008 and had to be exercised if certain results from a series of experiments on the Company’s technologies conducted by the option holder were achieved. The option agreement outlined the financial and other terms for the purchase. While the option was not exercised prior to its expiration, the Company was entitled to retain the $10,000,000 option payment and is under no further obligation to the option holder.

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE D - EQUITY ISSUANCES

On September 22, 2004, the Company sold 10,546,875 shares of its Series B convertible, cumulative preferred stock for $.32 per share, resulting in cash proceeds of $3,375,000. On December 21, 2005 and September 13, 2006, the Company sold 5,273,438 and 5,273,439 shares, respectively, on the same terms, resulting in cash proceeds of $1,687,500 in 2005 and 2006.

Subsequent to the acquisition of substantially all of the assets of Symbiontics (see note B), the Company issued 5,691,072 shares of Series B convertible preferred stock in exchange for deferred compensation of $50,000 and convertible notes payable of $1,771,143 and related accrued interest assumed as part of the acquisition.

The Company incurred direct issuance costs totaling $197,000 in conjunction with the issuance of its equity securities during 2004.

Each share of Series B preferred stock is convertible to one share of common stock at a conversion price of $.32 per share, subject to certain adjustments, including antidilution. The holders of Series B preferred stock are entitled to receive, in preference to holders of Series A preferred stock and common stock, an amount equal to $.4359 per Series B share (as adjusted for any stock dividends, combinations or splits with respect to Series B preferred stock) plus any unpaid dividends on the Series B preferred stock. Series B preferred stockholders are also entitled to receive 8% cumulative dividends based on a stated value of $.32 per Series B share, compounded annually. Accumulated dividends in arrears on the Series B preferred stock were $3,709,000 and $2,800,000 at December 31, 2009 and 2008, respectively.

Preferred stockholders are entitled to vote on all matters submitted to stockholders of the Company and are entitled to one vote for each share of common stock into which their shares of preferred stock are convertible.

In December 2005, certain stock option holders exercised a portion of their options to purchase 200,000 shares of the Company’s common stock for $.10 per share, resulting in cash proceeds of $20,000. In September 2007, the Company loaned $193,800 in the aggregate to two of its senior officers to facilitate the exercise of previously granted stock options with respect to 1,938,000 shares of the Company’s common stock. The loans are evidenced by full-recourse promissory notes and are also secured by the purchased shares. The notes call for payment of principal in five equal annual installments beginning January 31, 2009 and interest at the rate of 6% per year. In lieu of the January 31, 2010 payments of principal and interest, the senior officers have been permitted by the Company’s Board of Directors to make monthly payments starting March 1, 2010 in amounts equal to 10% of their monthly gross salary.

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE E - SUBORDINATED NOTES AND WARRANTS

During 2007, the Company issued 8% subordinated convertible promissory notes and common stock warrants to certain of its current investors for $2,004,000. The notes are subordinate to obligations of the Company to banks or other financial institutions. The notes call for automatic conversion into equity shares on the same terms as those issued in a subsequent equity financing of at least $3,000,000. Upon conversion of the notes, the warrants become exercisable to purchase for $.01 per share, the number of shares of common stock determined by dividing the aggregate issuance value of $501,000 by the price per share determined in the subsequent equity financing. At the date of issuance and through December 31, 2009, the warrants were not ascribed a fair value as a subsequent equity financing had not occurred to complete the fair value calculation. The notes are repayable if a majority of the holders makes demand for payment after May 22, 2010 (previously January 1, 2008, such date changed on closing of subsequent event discussed in note M). In the event of a change of control or initial public offering (settlement feature), the notes have to be repaid and the warrants have to be redeemed for $3,006,000. This settlement feature is an embedded derivative of the notes, the fair value of which is not significant to the financial statements due to the low probability of a change of control or initial public offering occurring. As of June 29, 2010, a majority of the holders have not made demand for payment.

During 2009, the Company issued 8% subordinated convertible promissory notes and common stock warrants to certain of its current investors totaling $2,609,882. The notes call for automatic conversion into equity shares on the same terms as those issued in a subsequent equity financing of at least $7,500,000. Upon conversion of the notes, the warrants become exercisable to purchase for $.01 per share, the number of shares of common stock determined by dividing the aggregate issuance value of $652,470 by the price per share determined in the subsequent equity financing. At the date of issuance and through December 31, 2009, the warrants were not ascribed a fair value as a subsequent equity financing had not occurred to complete the fair value calculation. The notes are repayable if a majority of the holders makes demand for payment after May 22, 2010. In the event of a change of control or initial public offering (settlement feature), the notes have to be repaid and the warrants have to be redeemed for $7,087,457. This settlement feature is an embedded derivative of the notes, the fair value of which is not significant to the financial statements due to the low probability of a change of control or initial public offering occurring. In the event of a major licensing transaction of at least $12,500,000, the notes have to be repaid and the warrants have to be redeemed for $4,884,494. As of June 29, 2010, a majority of the holders have not made demand for payment.

NOTE F - CONCENTRATION OF CREDIT RISK

The Company has cash and cash equivalents deposited in financial institutions in which the balances occasionally exceed the federal government agency (FDIC) insured limit. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk.

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE G - LONG-TERM OBLIGATION

During 2005, the Company entered into a $100,000 note payable with the Milwaukee Economic Development Corporation. The interest rate under the note is a fixed annual rate of 4%. The note calls for monthly payments of $2,027 beginning in October 2005, with final payment due in March 2010. The note is collateralized by all equipment and fixtures owned or acquired by the Company.

Interest expense totaled $793 and $1,732 for the years ended December 31, 2009 and 2008, respectively.

Future maturities of the long-term obligation as of December 31, 2009 are $6,708 for the year ending December 31, 2010.

NOTE H - OPERATING LEASE COMMITMENT

In December 2004, the Company entered into a lease agreement for laboratory and office space in Wauwatosa, Wisconsin. The lease was amended to require monthly rental payments of $7,005 and expired in January 2010. The lease was additionally amended to require monthly rental payments of $6,765 and expires in January 2011. The expiration date of January 2011 is subject to change, as the Company may terminate the lease early upon providing 90 days written notice.

The future minimum rental payments required as of December 31, 2009 under this operating lease are $61,125 for the year ending December 31, 2010. Total rent expense for this operating lease was $84,060 and $83,561 for 2009 and 2008, respectively.

NOTE I - STOCK OPTIONS

In 2004, the Company adopted the 2004 Stock Option Plan (2004 plan) pursuant to which the Company’s Board of Directors may grant stock options for the purchase of the Company’s common stock. The number of options granted, the exercise price, the expiration of the options and the vesting period of the options are determined by the Board of Directors.

As part of the acquisition of Symbiontics, the Company granted Symbiontics a series of options to purchase 2,556,034 shares of common stock at various purchase prices. The Company recorded expense of $123,741 during 2004 in connection with the grant of options to Symbiontics. The fair value was determined based upon a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 3.43%, expected common stock price volatility factor of 50%, no dividend yield and an expected life of the options of four years.

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE I - STOCK OPTIONS - Continued

A summary of the status of the Company’s stock option plan is presented below as of and for the periods ended December 31:

	December 31, 2009		December 31, 2008		September 22, 2004 (date of inception) through December 31, 2009
	Stock options	Weighted average exercise price	Stock options	Weighted average exercise price	Stock options	Weighted average exercise price
Outstanding at beginning of period	2,685,034	$.12	2,685,034	$.12	$—	$—

Granted	153,200	.10	—	—	5,199,234	.11
Exercised	(45,000)	.11	—	—	(2,183,000)	.10
Forfeited	(6,000)	.29	—	—	(229,000)	.11
Expired	(67,200)	.10	—	—	(67,200)	.10

Outstanding at end of period	2,720,034	$.12	2,685,034	$.12	2,720,034	$.12

Options exercisable at end of period	2,205,034	$.12	1,741,534	$.12	2,205,034	$.12

At December 31, 2009, the range of exercise prices on outstanding and exercisable options was as follows:

	Outstanding			Exercisable
Range of exercise price	Stock options	Average remaining contractual life (years)	Weighted average exercise price	Stock options	Average remaining contractual life (years)	Weighted average exercise price
$.03	550,184	2.33	$.03	550,184	2.33	$.03
.10	887,850	4.68	.10	830,850	4.40	.10
.15	1,216,000	7.50	.15	758,000	7.50	.15
.20	40,000	1.12	.20	40,000	1.12	.20
1.00	15,000	0.65	1.00	15,000	0.65	1.00
1.50	1,000	1.39	1.50	1,000	1.39	1.50
2.00	10,000	1.50	2.00	10,000	1.50	2.00

$.03 - $2.00	2,720,034	2.74	$.12	2,205,034	2.70	$.12

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE I - STOCK OPTIONS - Continued

A summary of the status of the Company’s non-vested shares is presented below as of and for the periods ended December 31:

	2009		2008		September 22, 2004 (date of inception) through December 31, 2009
	Stock options	Weighted average grant date fair value	Stock options	Weighted average grant date fair value	Stock options	Weighted average grant date fair value
Non-vested at beginning of year	943,500	$.10	1,450,000	$.10	—	$—
Granted	153,200	.07	—	—	5,199,234	.07
Forfeited	(6,000)	.09	—	—	(229,000)	.08
Vested	(575,700)	.09	(506,500)	.10	(4,455,234)	.07

Non-vested at end of year	515,000	$.11	943,500	$.10	515,000	$.11

Under the FASB share-based payment guidance, the Company uses the Black-Scholes valuation model to value its stock options. The Company used historical stock prices of companies which it considered as a peer group as the basis for its volatility assumptions. The assumed risk-free rate was based on U.S. Treasury rates in effect at the time of grant with a term consistent with the expected option lives. The Company employed the simplified method of estimating the expected term of the options as provided for by the FASB, as the Company did not have significant historical experience.

The fair value of each option grant in 2009 was estimated at the date of grant using the Black-Scholes option pricing model based on the assumptions below:

Expected term (years)	5.00 - 5.50
Risk-free interest rate	2.05 - 2.69%
Expected volatility	80%
Expected forfeitures	20%
Dividend yield	—

The weighted average grant date fair value of stock options granted during the year was $.07 for the year ended December 31, 2009. There were no stock options granted during the year ended December 31, 2008.

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE J - RETIREMENT PLAN

The Company has a SIMPLE IRA Plan (the Plan) which covers substantially all employees upon the later of the Plan’s effective date or the employee’s hire date. The Plan permits each employee to defer a portion of the employee’s pre-tax compensation and provides for the Company to match dollar-for-dollar the employee’s elective deferrals, up to a maximum of 3% of the employee’s eligible compensation for 2008 and 2009. The Company’s contribution to the Plan was $29,013 and $32,709 in 2009 and 2008, respectively.

NOTE K - INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

At December 31, 2009, the Company has certain temporary differences resulting from the reporting of depreciation and research and development (R&D) costs for financial statement and income tax purposes and for net operating loss (NOL) carryovers. The Company has a net non-current deferred income tax asset of $8,706,000 and $6,233,000 at December 31, 2009 and 2008, respectively, which has been offset by a valuation allowance of the same amount. The valuation allowance has been recorded due to the uncertainty of realization of the deferred income tax asset. The Company has federal NOL carryovers of $14,400,000 and state NOL carryovers of $13,800,000 at December 31, 2009, expiring in years ranging from 2019 to 2029. The Company also has a federal R&D carryover of $900,000 and a state R&D carryover of $621,000 at December 31, 2009, expiring in years ranging from 2022 to 2029.

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE L - PRIOR PERIOD ADJUSTMENT

During the year ended December 31, 2009, a prior period adjustment was recorded to properly account for the purchase option agreement as described in note C. The prior period adjustment resulted in a decrease to revenue and an increase to additional paid-in capital in 2007 of $10,000,000. The accompanying financial statements as of December 31, 2008 and cumulative totals for the development stage of operations for the period from September 22, 2004 (date of inception) through December 31, 2008 financial statements have been restated to properly reflect the purchase option payment as equity (additional paid-in capital) rather than revenue, as previously reported.

	As previously reported	As restated
Cumulative totals for the development stage of operations for the period from September 22, 2004 (date of inception) through December 31, 2008
Revenue	$10,000,000	$—
Net loss	(12,613,371)	(22,613,371)

As of December 31, 2008
Additional paid-in capital	$11,650,164	$21,650,164
Deficit accumulated during the development stage	(12,613,371)	(22,613,371)

NOTE M - SUBSEQUENT EVENTS

In May 2009, the FASB issued guidance to incorporate the accounting and disclosure requirements for subsequent events into U.S. generally accepted accounting principles. The guidance introduces new terminology, defines a date through which management must evaluate subsequent events and lists the circumstances under which an entity must recognize and disclose events or transactions occurring after the balance sheet date.

The Company evaluated its December 31, 2009 financial statements for subsequent events through June 29, 2010, the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements, except as noted below.

ZYSTOR THERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE M - SUBSEQUENT EVENTS - Continued

On January 26, 2010, the Company signed a security purchase agreement to issue 8% subordinated convertible promissory notes and common stock warrants to certain of its current investors. Such notes must be a) redeemed, along with the associated warrants, for 2 times the original purchase price in the event of a change of control, initial public offering or major licensing transaction of at least $12.5 million; b) converted into equity shares with terms identical to those issued in a subsequent equity financing of at least $7.5 million; or c) repaid if a majority of the holders make a demand for payment after May 22, 2010. If not redeemed as provided in a) or b) above, the warrants may be exercised at any time over the next ten years for $.01 per common share for a number of common shares equal to 25% of the principal amount of the notes divided by the price per share determined in the subsequent equity financing. At the date of issuance, the warrants were not ascribed a fair value as a subsequent equity financing has not occurred to complete the fair value calculation. The Company received proceeds of $1,173,131 in January 2010 and $35,269 in February 2010 from the sale of these securities. As of June 29, 2010, a majority of the holders have not made demand for payment.

On May 27, 2010, the Company signed a security purchase agreement to issue up to $1,000,000 of 8% subordinated convertible promissory notes and common stock warrants to certain of its current investors. Such notes must be a) redeemed, along with the associated warrants, for 2 times the original purchase price in the event of a change of control, initial public offering or major licensing transaction of at least $12.5 million; b) converted into equity shares with terms identical to those issued in a subsequent equity financing of at least $7.5 million; or c) repaid if a majority of the holders make a demand for payment. If not redeemed as provided in a) or b) above, the warrants may be exercised at any time over the next ten years for $.01 per common share for a number of common shares equal to 25% of the principal amount of the notes divided by the price per share determined in the subsequent equity financing. The Company has not yet received any proceeds from the sale of these securities.